UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 19, 2012

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 19, 2012, Huron Consulting Group Inc. (the “Company”) issued a press release announcing that it had reached a final settlement with the U.S. Securities and Exchange Commission (“SEC”) resolving the previously disclosed SEC investigation into the Company’s August 2009 restatement of its financial statements for the years ended 2006, 2007 and 2008 and the first quarter of 2009.

In an administrative proceeding, the SEC found that the Company had violated the reporting, books and records, and internal controls provisions of the Securities Exchange Act of 1934 during the restatement period and ordered the Company to cease and desist from committing or causing any violations and any future violations of such SEC rules. The Company agreed to the settlement without admitting or denying the SEC’s factual findings. The SEC also imposed a monetary penalty of $1 million on the Company. In the fourth quarter of 2011, the Company established a reserve in that amount for the potential settlement of this matter.

In connection with the settlement, the SEC considered remedial acts promptly undertaken by the Company and the Company’s cooperation with the SEC staff during the course of the investigation. Among other things, the Company self-investigated and self-reported the accounting errors, selected new management and implemented various additional controls designed to prevent similar errors going forward.

In the same administrative proceeding, the SEC also reached settlements with two former employees of the Company. The Company is obligated to indemnify its former employees for their defense costs in connection with this matter, but is not obligated to reimburse them for the monetary penalties imposed on them by the SEC in connection with the settlements.

A copy of the Company’s press release announcing the settlement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated July 19, 2012, announcing the settlement with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: July 19, 2012	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Financial Officer and Treasurer